                                                                     Exhibit 1.1



                    International Lease Finance Corporation



                       5.491% Notes due November 30, 2007



                           PLACEMENT AGENCY AGREEMENT



                                                   November 15, 2002


Banc of America Securities LLC
9 West 57th Street, 40th Floor
New York, New York 10019

J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017

Fleet Securities, Inc.
100 Federal Street
Boston, Massachusetts 02110

HSBC Securities (USA) Inc.
Tower 10
452 5th Avenue
New York, New York, 10018

Wachovia Securities, Inc.
One Wachovia Center, DC-8
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

        International Lease Finance Corporation, a California corporation (the "Company"), hereby confirms its agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc., each as an agent of the Company (collectively, the "Placement Agents"), with respect to the issue and sale by the Company of, and the solicitation by the Placement Agents on behalf of the Company of offers to purchase, subject to the terms and conditions set forth or incorporated by reference herein, $110,000,000 aggregate principal amount of the Company's 5.491% Notes due November 30, 2007 (the "Notes"), to Core Bond Products LLC, as depositor ("Depositor") of Core Investment Grade Bond Trust I (the "Trust"). The Company hereby appoints the

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Placement Agents as its exclusive agents for the solicitation of offers to purchase the Notes from the Company by the Depositor on behalf of the Trust, and each Placement Agent hereby accepts such appointment. The Company shall not appoint any other entity or person to act on its behalf, or to assist it, in the placement of the Notes. Notwithstanding anything to the contrary contained herein, the parties hereto agree that no Placement Agent shall be obligated, under any circumstance, to purchase Notes from the Company, as principal or otherwise.

        All of the provisions contained in the document attached as Schedule A hereto entitled "Basic Underwriting Provisions" (the "Basic Provisions") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Placement Agency Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements contained in the Basic Provisions shall be deemed to have been made at and as of the date of this Placement Agency Agreement. Terms defined in the Basic Provisions are used herein as therein defined.

        On the basis of the representations and warranties set forth or incorporated by reference herein, but subject to the terms and conditions herein specified, each Placement Agent, acting solely as an agent of the Company, will use its reasonable efforts to solicit offers from the Depositor for the purchase of the aggregate principal amount of the Notes from the Company specified opposite its name in Schedule B attached hereto. Each Placement Agent will communicate to the Company, orally, each offer for the purchase of Notes it has solicited on an agency basis. In the event that a Placement Agent orally communicates to the Company that it has received an offer for the purchase of Notes at a price at least equal to 100% of the principal amount thereof, then the Company shall accept such offer in whole, provided that the aggregate of all such offers does not exceed $110,000,000 aggregate principal amount of Notes. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by a Placement Agent on an agency basis and accepted by the Company or fails to satisfy any condition to its issuance and sale of the Notes hereunder, the Company shall (i) hold such Placement Agent harmless against any loss, claim or damage arising from, or as a result of, such default or failure and (ii) pay to such Placement Agent the commission to which it would otherwise be entitled absent such default or failure.

        The Company hereby agrees to pay to each Placement Agent a commission equal to 0.3% of the principal amount of each Note to be delivered to a purchaser whose offer has been solicited by such Placement Agent on an agency basis and has been accepted, or is required to be accepted in accordance with the terms hereof, by the Company. Such commission shall be payable, at the option of the applicable Placement Agent, either in the form of a discount from the price received from purchasers of Notes or directly from the Company. Delivery of Notes sold through a Placement Agent as an agent of the Company shall be made by the Company to such Placement Agent for the account of the purchaser thereof only against payment therefor in immediately available funds. In the event that the Depositor fails to accept delivery of such Notes or fails to make payment in full therefor on the Closing Date, the applicable Placement Agent shall promptly notify the Company and return such Notes to the Company. If such Placement Agent has theretofore paid the Company for such Notes, the Company shall promptly return the related funds to such Placement Agent.

        The Company acknowledges that the placement of Notes arranged by the Placement Agents for the Company on an agency basis is being conducted by the Placement Agents in reliance upon the representations, warranties, covenants and agreements contained or incorporated by reference herein.

        The Notes shall have the following terms:

Title:                              5.491% Notes due November 30, 2007

Principal Amount to be Issued:      $110,000,000

Current Ratings:                    Moody's Investors Service, Inc.:  A1
                                    Standard & Poor's Ratings Services.:  AA-

Interest Rate:                      5.491% per annum

Interest Payment Date(s):           Each May 30 and November 30, commencing May
                                    30, 2003

Record Dates:                       The close of business on the May 15 and
                                    November 15, as the case may be, preceding the applicable Interest Payment Date

Maturity Date:                      November 30, 2007

Redemption Provisions:              None

Sinking Fund Requirements:          None

Delayed Delivery Contracts:         Not authorized

Form:                               Global Note through the facilities of The
                                    Depository Trust Company

Listing:                            None

Closing Date and Location:          November 20, 2002
                                    10:00 a.m., New York City time
                                    O'Melveny & Myers LLP
                                    400 South Hope Street
                                    Los Angeles, California 90071

Additional Covenants of the Company.

        The Company hereby authorizes and directs the Placement Agents to deliver a copy of the Prospectus Supplement, dated November 15, 2002, and the related Prospectus, dated January 28, 2002 to each purchaser of Pass-Through Certificates (the "Certificates") issued under the Trust Agreement, dated as of November 20, 2002 (the "Trust Agreement"), among the Depositor, Banc of America Securities LLC, as administrative agent, and The Bank of New

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York, as trustee (the "Certificates Trustee"). Furthermore, each of the Company and the Placement Agents (i) acknowledges that the Certificates Trustee has assigned to purchasers and subsequent holders of the Certificates its rights against the Company and such Placement Agent under U.S. federal and state securities laws with respect to its purchase of the Notes and (ii) agrees not to contest the enforceability of such assignment.

        In addition to the covenants of the Company set forth in Section 1 of the Basic Provisions, the Company represents, covenants and agrees with the Placement Agents as follows:

               (a) notwithstanding anything contained in Section 5 of the Basic Provisions to the contrary, nothing expressed herein or in the Basic Provisions is intended or shall be construed to give any entity or other person any legal or equitable right, remedy or claim hereunder or in respect hereof or any provision herein or therein contained, other than the parties hereto and their respective successors and the controlling persons, officer and directors referred to in Sections 5 and 9 and their heirs and legal representatives; provided, however; that the Company covenants and agrees that the Depositor and The Bank of New York, as trustee (on behalf of holders and beneficial owners of Trust certificates) in respect of the Trust, are third party beneficiaries of the Company's obligation to accept in whole each offer to purchase Notes at a price at least equal to 100% of the principal amount thereof that a Placement Agent orally communicates to the Company, not to exceed $110,000,000 aggregate principal amount of Notes;

               (b) the Company agrees to pay all fees and expenses incurred (i) in having the Notes eligible for settlement, trading and clearance on the facilities of The Depository Trust Company, and (ii) in obtaining a CUSIP number; and

               (c) at Closing, the Company shall deliver the following documents, each dated as of the Closing Date, (i) the opinions of counsel referred to in Sections 4(b) and 4(c) of the Basic Provisions;
        (ii) the officer's certificate referred to in Section 4(e) of the Basic Provisions; (iii) with respect to the "comfort letter" delivered concurrently with the execution of this Placement Agency Agreement (the "initial letter") referred to in Section 4(f) of the Basic Provisions, a letter of such accountants confirming in all material respects the conclusions and findings set forth in the initial letter; and (iv) such other certificates and documents as are customarily delivered under the Basic Provisions.

        Please accept this offer by signing a copy of this Placement Agency Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,
                                        INTERNATIONAL LEASE FINANCE CORPORATION


                                        By:   /s/ Alan H. Lund
                                            ------------------------------------
                                            Name: Alan H. Lund
                                            Title: Vice Chairman and
                                                   Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC,
as Placement Agent


By:  /s/  Lily Chang
    -------------------------------
    Name: Lily Chang
    Title:  Principal


J.P. MORGAN SECURITIES INC.,
as Placement Agent


By:  /s/Maria Sramek
    -------------------------------
    Name: Maria Sramek
    Title:   Vice President


FLEET SECURITIES, INC.,
as Placement Agent


By: /s/ John Crees
    -------------------------------
    Name: John Crees
    Title:  Managing Director


HSBC SECURITIES (USA) INC.,
as Placement Agent


By:  /s/ James Brucia
    -------------------------------
    Name: James Brucia
    Title:  Managing Director

WACHOVIA SECURITIES, INC.,
as Placement Agent


By:  /s/ Keith Mauney
    -------------------------------
    Name: Keith Mauney
    Title:  Managing Director

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                                   SCHEDULE A

                     International Lease Finance Corporation

                          BASIC UNDERWRITING PROVISIONS


        1. Representations and Warranties. In connection with the proposed sale by the Company to the Depositor on behalf of the Trust of the Notes, to be issued under an indenture (the "Indenture") dated as of November 1, 2000, between the Company and The Bank of New York, as trustee (the "Trustee"), the Company represents and warrants to, and agrees with, each Placement Agent that:

               (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration Statement No. 333-73468), which has become effective, for the registration under the Act of the Notes. Such registration statement, as amended at the date of this Placement Agency Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Placement Agency Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Placement Agency Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Placement Agency Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

               (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final

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Prospectus is filed with the Commission and at the Closing Date, (i) the
Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Placement Agent specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

               (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Final Prospectus, and except as set forth or contemplated in the Final Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

               (d) The Notes have been duly authorized and, when the Notes to be purchased by the Depositor are issued and delivered pursuant to this Placement Agency Agreement, such Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement or a document incorporated by reference therein; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture will conform to the descriptions thereof in the Final Prospectus.

        2. Delivery and Payment.

               (a) Delivery of and payment for the Notes shall be made at the office, on the date and at the time specified in the Placement Agency Agreement (or such later date not later than five business days after such specified date as the Placement Agents shall designate) (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Depositor against payment by the Depositor of the purchase price thereof to the Company in immediately available funds.

               (b) The Company and the Placement Agents shall mutually determine if the Notes shall be delivered in certificated form or by book-entry transfer. If the Notes are to be delivered in certificated form, (a) certificates for the Notes shall be registered in such names and in such denominations as the Placement Agents may request not less than three full business days in advance of the Closing Date and (b) the Company agrees to have the Notes available for inspection, checking and packaging by the Placement Agents in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date. If the Notes are to be delivered by book-entry transfer, one or more global certificates representing the Notes shall be delivered to The Depositary Trust Company ("DTC"). Interests in the Notes will be represented by book entries on the records of DTC as the Placement Agents may request not less than three full business days in advance of the Closing Date. The Company agrees to have the global certificate(s), if any, available for inspection by the Placement Agents in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

        3. Agreements. The Company agrees with the several Placement Agents that:

               (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed (or transmitted for filing) with the Commission pursuant to Rule 424. The Company will promptly advise the Placement Agents (i) when the Final Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph
(a) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

               (c) As soon as practicable, the Company will make generally available to its security holders and to the Placement Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (d) The Company will furnish to the Placement Agents and counsel for the Placement Agents, without charge, both executed and conformed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by a Placement Agent or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Placement Agents may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

               (e) The Company will arrange for, and be responsible for expenses incurred in connection with, the qualification of the Notes for sale under the laws of such jurisdictions as the Placement Agents may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and, if requested by the Placement Agents, will arrange for the determination of the legality of the Notes for purchase by institutional investors.

               (f) Until the business day following the Closing Date, the Company will not, without the consent of the Placement Agents, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

        4. Conditions to the Obligations of the Placement Agents. The obligations of the Placement Agents to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Company shall have furnished to the Placement Agents the opinion of corporate counsel for the Company, dated the Closing Date, to the effect that:

               (i) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires it to be so qualified; provided, however, that the Company may not be so qualified in certain jurisdictions, the effect of which would not have a material adverse effect on the Company.

               (ii) To the best knowledge of such counsel, Interlease Aviation Corporation; ILFC Aircraft Holding Corporation; Interlease Management Corporation; Interlease Aircraft Trading Corporation; Aircraft SPC-3, Inc.; Aircraft SPC-4, Inc.; ILFC Aviation Consulting, Inc.; Aircraft SPC-8, Inc.; Aircraft SPC-9, Inc.; Platypus Leasing, Inc.; Aircraft SPC-11, Inc.; Aircraft SPC-12, Inc.; Aircraft SPC-14, Inc.; Euclid Aircraft; ILFC Dover, Inc., CABREA, Inc. and ILFC

Volare, Inc., all wholly owned subsidiaries of Aircraft SPC-3, Inc.; are the only domestic subsidiaries of the Company.

               (iii) No subsidiary of the Company nor all of the subsidiaries of the Company taken as a whole is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act.

               (iv) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus.

               (c) The Company shall have furnished to the Placement Agents the opinion of O'Melveny & Myers LLP, special counsel for the Company, dated the Closing Date, to the effect that:

               (i) Each of the Company and Interlease Management Corporation, Interlease Aviation Corporation, ILFC Aircraft Holding Corporation, Interlease Aircraft Trading Corporation, Aircraft SPC-3, Inc., Aircraft SPC-4, Inc., ILFC Aviation Consulting, Inc., Aircraft SPC-8, Inc., Aircraft SPC-9, Inc., Platypus Leasing, Inc., Aircraft SPC-11, Inc., Aircraft SPC-12, Inc., Aircraft SPC-14, Inc., Euclid Aircraft, ILFC Dover, Inc., CABREA, Inc. and ILFC Volare, Inc. has been duly incorporated and is existing and in good standing under the laws of the jurisdiction in which it is incorporated.

               (ii) The Company has the corporate power to own its properties and conduct its business as described in the Final Prospectus.

               (iii) The Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and except that such counsel may advise that the enforceability of the Indenture is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars.

               (iv) The Notes have been duly authorized by all necessary corporate action on the part of the Company and when executed and authenticated in accordance with the provisions of the Indenture and upon payment for and delivery of the Notes in accordance with the terms of this Placement Agency Agreement will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and except that such counsel may advise that the enforceability of the Notes is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars.

               (v) The Indenture has been duly qualified under the Trust Indenture Act.

               (vi) This Placement Agency Agreement has been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

               (vii) No consent, authorization, order or approval of any California, New York or federal court or governmental agency or body is required on the part of the Company for the execution and delivery of this Placement Agency Agreement or for the issuance and sale of the Notes, except such as have been obtained under the Act, the Trust Indenture Act and such as may be required under the Blue Sky or securities laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained.

               (viii) Neither the execution and delivery of the Indenture nor the issuance of the Notes will conflict with, result in a breach by the Company of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or the terms of any of the agreements, instruments, contracts, orders, injunctions or judgments identified to such counsel in an Officer's Certificate of the Company (a copy of which will be delivered with the opinion of such counsel) as agreements, instruments, contracts, orders, injunctions or judgments binding on the Company which have provisions relating to the issuance by the Company of debt securities and the breach of or default under or a conflict with which would have a material adverse effect on the Company and its subsidiaries considered as a whole, except that no opinion need be expressed regarding the effect, if any, of the issuance of the Notes upon the Company's compliance with any of the financial covenants contained in any of said agreements, instruments, contracts, orders, injunctions or judgments.

               (ix) The Registration Statement has been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

               (x) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder, except that no opinion need be expressed concerning the financial statements and other financial and statistical information contained or incorporated by reference therein.

               (xi) Such counsel does not know of any material contract or other material document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which is not filed or described as required.

               (xii) The documents incorporated by reference into the Prospectus (the "Incorporated Documents") appear on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act, and the rules and regulations thereunder in effect at the respective dates of their filing, except that no opinion need be expressed concerning the financial statements and other financial and statistical information contained or incorporated by reference therein.

               (xiii) The statements in the Final Prospectus under the caption "Description of Debt Securities," and in "Description of the Notes," insofar as such statements constitute a summary of provisions of the Indenture or the Notes, fairly present the information required therein by Form S-3.

               (xiv) The purchase and sale of the Notes in accordance with the terms and provisions of this Placement Agency Agreement and the consummation of the transactions contemplated under this Placement Agency Agreement, the Indenture and the Notes will not violate the provisions of Section 1 of Article XV of the Constitution of the State of California.

               (xv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

               Such counsel shall also state that on the basis of their review of the Registration Statement, the documents incorporated therein on the effective date of the Registration Statement, the Final Prospectus and the Incorporated Documents, and their participation in conferences in connection with the preparation of the Registration Statement and the Final Prospectus, they do not believe that the Registration Statement and the documents incorporated therein on the date the Registration Statement became effective (or if later, the date the Company's latest Annual Report on Form 10-K was filed with the Commission), considered as a whole as of such date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and they do not believe that the Final Prospectus and the Incorporated Documents, considered as a whole on the date of the Final Prospectus and on the date of the opinion, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need not express any opinion or belief as to any document filed by the Company under the Exchange Act, whether prior or subsequent to the effective date of the Registration Statement, except to the extent that any such document is an Incorporated Document read together with the Registration Statement or the Prospectus and considered as a whole and as specifically stated in clause (xii) above, nor must such counsel express any opinion or belief as to the Form T-1 filed by the Trustee in connection with the Notes or the financial statements and other financial and statistical information included or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

               (d) The Placement Agents shall have received from Morgan, Lewis & Bockius LLP, counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Placement Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (e) The Company shall have furnished to the Placement Agents a certificate of the Company, signed by the Chairman of the Board, the President or a Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Placement Agency Agreement and that:

               (i) the representations and warranties of the Company in this Placement Agency Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Prospectus.

               (f) At the time of execution of this Placement Agency Agreement, PricewaterhouseCoopers LLP shall have furnished to the Placement Agents a letter, dated as of the date hereof, in form and substance satisfactory to the Placement Agents, stating in effect that:

                             (i) They are independent certified public
               accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission;

                             (ii) In their opinion, the financial statements and
               financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations thereunder adopted by the Commission;

                             (iii) They have made a review in accordance with
               standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Final Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Final Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(1)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                             (iv) The unaudited selected financial information
               with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Final Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                             (v) On the basis of limited procedures, not
               constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (1) (i) the unaudited condensed consolidated
                      statements of income, consolidated balance sheets and consolidated statements of cash flows included and/or incorporated by reference in the Final Prospectus and included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Final Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Final Prospectus for them to be in conformity with generally accepted accounting principles;

                                    (2) any other unaudited income statement
                      data and balance sheet items included in the Final Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                                    (3) the unaudited financial statements which
                      were not included in the Final Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (1) and any unaudited income statement data and balance sheet items included in the Final Prospectus and referred to in Clause (2) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                                    (4) any unaudited pro forma consolidated
                      condensed financial statements included or incorporated by reference in the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                                    (5) as of a specified date not more than
                      five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Final Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or as of the end of the latest period for which financial statements are available, any decreases in consolidated net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Final Prospectus, except in each case for changes, increases or decreases which the Final Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter; and

                                    (6) for the period from the date of the
                      latest financial statements included or incorporated by reference in the Final Prospectus there were any decreases in consolidated net revenues or the total or per share amounts of income before extraordinary items or net income, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Final Prospectus as amended and supplemented discloses have occurred or may occur or which are described in such letter; and

                      (vi) In addition to the audit referred to in their report(s) included or incorporated by reference in the Final Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (v) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Final Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Placement Agents or in documents incorporated by reference in the Final Prospectus specified by the Placement Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

               References to the Registration Statement and the Final Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

               (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 4 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Placement Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Registration Statement and the Final Prospectus.

               (h) Subsequent to the execution of this Placement Agency Agreement, there shall not have been any downgrade in the ratings of any of the Company's senior debt securities by a "nationally recognized statistical rating agency" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act).

               (i) Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

               If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Placement Agency Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Placement Agency Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Placement Agents and its counsel, this Placement Agency Agreement and all obligations of the Placement Agents hereunder may be cancelled at, or at any time prior to, the Closing Date by the Placement Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

        5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Placement Agent and each person who controls any Placement Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (including but not limited to the amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any and all expenses (including the fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability, action, investigation or proceeding; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Placement Agent expressly for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (a) Each Placement Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Placement Agent, but only with reference to written information relating to such Placement Agent furnished to the Company by such Placement Agent expressly for use in the preparation of the documents referred to in the foregoing indemnity.

               (b) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Placement Agents in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

               (d) If the indemnification provided for in this Section 5 shall for any reason be unavailable to an indemnified party under Section 5(a) or 5(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other, from the offering of the Notes or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by any Placement Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for purposes of this
Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent not already paid or payable pursuant to another provision of this Section 5. Notwithstanding the provisions of this Section 5(d), no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Placement Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents' obligations under this Section 5(d) to contribute are several in proportion to the respective principal amounts of Notes purchased by each such Placement Agent and not joint.

        6. Termination. This Placement Agency Agreement shall be subject to termination in the absolute discretion of the Placement Agents, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time any of the following shall have occurred: (i) since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Prospectus, which, in the Placement Agents' judgement, makes it impracticable to market the Notes or enforce contracts for the sale of the Notes, (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the Placement Agents' reasonable judgment, is to make it impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes on the terms and in the manner contemplated by the Final Prospectus, as amended or supplemented; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities;
(iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration that does not represent a significant departure from the conditions that exist on the date hereof, if the effect of any such event in the Placement Agents' reasonable judgment is to make it impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes on the terms and in the manner contemplated by the Final Prospectus, as amended or supplemented; or (v) the suspension in trading in the securities of the Company on any national securities exchange or quotation system on which they are listed or quoted if the effect of such event in the Placement Agents' reasonable judgment is to make it impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes on the terms and in the manner contemplated by the Final Prospectus, as amended or supplemented.

        7. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Placement Agents set forth in or made pursuant to this Placement Agency Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Notes. The provisions of Section 5 hereof shall survive the termination or cancellation of this Placement Agency Agreement.

        8. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Placement Agents, will be mailed, delivered or telecopied and confirmed to them, at the following addresses:

               Banc of America Securities LLC
               9 West 57th Street, 40th Floor
               New York, NY  10019
               Attention: Lily Chang
               Facsimile: 212-847-6441

               J.P. Morgan Securities Inc.
               270 Park Avenue
               New York, New York 10017
               Attention: Investment Grade Syndicate Desk, 8th Floor
               Facsimile: 212-834-6081

               Fleet Securities, Inc.
               100 Federal Street
               Boston, Massachusetts 12110
               Attention: Paul McCormack, Managing Director
               Facsimile: 617-434-8702

               HSBC Securities (USA) Inc.
               452 Fifth Avenue
               Tower 10
               New York, NY 10018
               Attention: James Brucia, Debt Capital Markets Syndicate Desk
               Facsimile: 212-525-0238

               Wachovia Securities Inc.
               301 South College Street, DC-8
               Charlotte, North Carolina 28288
               Attention: Investment Grade Syndicate Desk
               Facsimile: 704-383-9165
or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to the Company at the following address:

               International Lease Finance Corporation
               1999 Avenue of the Stars, 39th Floor
               Los Angeles, California  90067
               Attention: Chief Financial Officer
               Facsimile: 310-788-1990

        9. Successors. This Placement Agency Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

        10. Counterparts. This Placement Agency Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

        11. Applicable Law. This Placement Agency Agreement will be governed by and construed in accordance with the laws of the State of New York.

                                   SCHEDULE B


                                                        Principal Balance
                    Placement Agent                          of Notes
        ---------------------------------------         -----------------
        Banc of America Securities LLC                   $  55,000,000
        J.P. Morgan Securities Inc.                      $  44,000,000
        Fleet Securities, Inc.                           $   3,740,000
        HSBC Securities (USA) Inc.                       $   3,630,000
        Wachovia Securities, Inc.                        $   3,630,000
                                                         =============
                          Total ...............          $ 110,000,000